EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-142308, 333-142305, 333-63678, 333-63676, 333-35860, 333-37636, and 333-50495 on Form S-8, Registration Statement Nos. 333-109002, and 333-142672 on Form S-3, of our report dated February 24, 2009 relating to the consolidated financial statements of Crane Co. and subsidiaries (the “Company”), (which report expresses an unqualified opinion and included an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109,” effective January 1, 2007, Statement of Financial Accounting Standards No. 158, “Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans” effective December 31, 2006), and the effectiveness of the Company’s internal controls over financial reporting, incorporated by reference in this Annual Report on Form 10-K of Crane Co. for the year ended December 31, 2008.

/S/ DELOITTE & TOUCHE LLP

Stamford, Connecticut

February 24, 2009